EXHIBIT 10.25.1


                             FIRST AMENDMENT TO THE
                         TELE DIGITAL DEVELOPMENT, INC.
                             1996 OMNIBUS STOCK PLAN

         The Tele Digital Development, Inc. 1996 Omnibus Stock Option Plan (the "Plan") was adopted by the Board of Directors of Tele Digital Development, Inc. (the "Company") and approved by the shareholders of the Company in 1996. This Amendment was adopted by the Board of Directors on May 13, 2002 in order to amend the Plan with respect to the number of shares of capital stock which may be granted under the Plan. The Shareholders approved this Amendment on June 10, 2002.

         A. AMENDMENT. The first sentence of Section 4 of the Plan titled "Stock Subject to the Plan" is hereby amended to read as follows:

         "Subject to adjustment as provided in this Plan, the total number of shares of common stock of the Company ("Common Stock") to be issued shall not exceed 10,000,000 shares."

         B. EFFECTIVE DATE. This Amendment shall be effective as of May 13,
2002.